UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-274-2300

Former Address: 121 SW Morrison Street, Suite 1500, Portland, Oregon 97204

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

      99.1            Press release dated March 10, 2003 regarding notification from NYSE and continued discussions with lenders.

Item 9.  Regulation FD Disclosure

On March 10, 2003 Crown Pacific Partners, L.P. issued a press release announcing that it had received notification from the New York Stock Exchange (NYSE) that its Partnership units may be subject to delisting in the future.  Under NYSE rules, if the Partnership’s average market capitalization over a 30 trading day period is less than $15 million, the Partnership’s common units will be subject to immediate suspension of trading and delisting from trading on the NYSE.

The Partnership also indicated that it is actively negotiating with its lenders, as previously announced, to seek a recapitalization of the Partnership that would be in the best interests of all the Partnership’s stakeholders.

The Partnership also announced that the financial performance of its operations and the Partnership’s cash position and working capital availability are in line with the Partnership’s first quarter operating outlook discussed in its press release dated January 22, 2003.

A copy of the March 10, 2003 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2003	CROWN PACIFIC PARTNERS, L.P.

	By:	Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)